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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 41st Floor Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 26, 2025 (“Annual Meeting”), the stockholders of Equus Total Return, Inc. (the “Company”) voted on six proposals which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 12, 2025: (i) to elect five director nominees, each for a term of one year (“Proposal 1”), (ii) to ratify the appointment of BDO USA, P.C. as the Company’s independent accountants for the fiscal year ended December 31, 2025 (“Proposal 2”), (iii) to approve on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2024 (“Proposal 3”), (iv) to authorize the Company, with approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in connection with the conversion of an existing investment note and the exercise of warrants issued in connection therewith, and in one or more future offerings (“Proposal 4”), (v) to authorize the Company to issue shares of its common stock in excess of 19.99% of the Company’s shares presently issued and outstanding in connection with the conversion of an existing investment note and the exercise of warrants issued in connection therewith, and in one or more future offerings (“Proposal 5”), and (vi) to approve an amendment to the Company’s Certificate of Incorporation to provide the Board of Directors the discretion to authorize in the future, for a period not exceeding one year, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 2:1 to 5:1, inclusive (“Proposal 6”).

The number of shares present at the Annual Meeting in person or by proxy was 11,948,058, or 87.94% of shares outstanding.

A voting report was produced by a representative of Georgeson LLC serving as Inspector of Elections for the Annual Meeting, certifying the following results:

Proposal 1 (election of directors):

Board of Directors Nominees	For	Withheld
Fraser Atkinson	7,508,300	2,139,528
Kenneth I. Denos	7,505,400	2,142,428
Henry W. Hankinson	7,581,000	2,066,828
John A. Hardy	9,069,054	578,774
John J. May	7,510,611	2,137,217

There were no votes against or abstained with respect to any director nominee.

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Proposal 2 (ratification of auditors for fiscal 2025):

For	Against	Abstained
11,420,311	307,863	219,884

Proposal 3 (non-binding approval of executive compensation in 2024):

For	Against	Abstained
7,373,970	2,264,277	9,581

Proposal 4 (issuance of shares below net asset value):

All votes cast:

For	Against	Abstained
8,935,088	704,413	8,327

Excluding affiliated persons:

For	Against	Abstained
2,034,827	704,423	8,327

Proposal 5 (issuance of shares in excess of 19.99% of shares outstanding):

For	Against	Abstained
9,056,330	584,018	7,480

Proposal 6 (authorization of the Board to approve, for a period not exceeding one year, a reverse stock split of outstanding shares at a ratio between 2:1 and 5:1):

For	Against	Abstained
11,434,464	508,002	5,592

All Proposals passed at the Annual Meeting with the exception of Proposal 4. Under the Investment Company Act of 1940, Proposal 4 required the approval of more than two-thirds of shareholders present in person or by proxy at the Annual Meeting who are not ‘affiliated persons’ as such term is defined under the Act, and further considered broker non-votes held by non-affiliated persons in the total number of shares present at the Annual Meeting for purposes of the proposal. Accordingly, 2,034,827 votes, or 40.3% of the total of shares represented at the meeting (excluding shares held by affiliated persons), were cast in favor of Proposal 4 which, therefore, did not meet the required threshold.

Brokers did not have discretionary voting authority on Proposals 1, 3, 4, 5, and 6.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: July 2, 2025	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary

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